Exhibit 99.1

Synaptics Reports Fourth Quarter and Full Year Fiscal 2026 Results

Fiscal 2026 revenue increased 11%, the second consecutive year of double-digit growth
Fiscal 2026 Core IoT product sales increased 43% year-over-year, representing 33% of total sales

Q4'26 Financial Results

•Revenue of $308.0 million, up 9% year-over-year
•Fiscal fourth quarter Core IoT product sales grew by 24% year-over-year
•GAAP gross margin of 47.3%
•Non-GAAP gross margin of 54.5%
•GAAP loss per share of $11.53
•Non-GAAP diluted earnings per share of $1.23
•Fourth quarter results include a $425.3 million, or $10.96 per share, non-cash charge related to the establishment of a valuation allowance against U.S. deferred tax assets, which is excluded from non-GAAP results.

Fiscal 2026 Financial Highlights

•Revenue of $1.2 billion, increased 11% year-over-year
•Core IoT product sales grew by 43% year-over-year
•GAAP loss per share of $12.62, which includes the impact of the establishment of a valuation allowance
•Non-GAAP diluted earnings per share increased 27% to $4.58
•Repurchased shares in the amount of $92.7 million (or approximately 1.3 million shares)

SAN JOSE, Calif., – August 6, 2026 – Synaptics Incorporated (Nasdaq: SYNA) today reported financial results for its fourth quarter and full year of fiscal 2026 ended June 27, 2026.

Net revenue for the fourth quarter of fiscal 2026 was $308.0 million. GAAP net loss for the fourth quarter of fiscal 2026 was $447.4 million, or a net loss of $11.53 per basic share. Non-GAAP net income for the fourth quarter of fiscal 2026 was $50.1 million, or $1.23 per diluted share.

For the full year fiscal 2026, net revenue was $1.2 billion. GAAP gross margin for fiscal 2026 at 44.7% was flat compared to the prior year; and non-GAAP gross margin of 53.7% compared to 53.6% in the prior year. GAAP net loss for the recently completed fiscal year was $490.8 million or a net loss of $12.62 per basic share. Non-GAAP net income for the recently completed fiscal year was $185.9 million or $4.58 per diluted share.

“Synaptics completed another strong fiscal year, with sustained growth and momentum across the business," said Rahul Patel, Synaptics' President and Chief Executive Officer. "We delivered solid financial results in fiscal 2026, with revenue increasing 11%, driven by 43% growth in our Core IoT portfolio. In the fourth quarter, revenue, gross margin, and non-GAAP EPS were all above the mid-point of our guidance, and non-GAAP operating margin reached 20%, our highest level in 13 quarters and an improvement of 300 basis points year-over-year. Performance across all major product categories was in line with expectations, with continued strength in Core IoT driving upside during the quarter."

"Our strategic priorities remain unchanged as we advance our leadership in Physical AI and Edge AI. During the quarter, we expanded customer engagements, increased design wins, and continued to build our pipeline across key growth markets, including Physical AI and robotics. Our product roadmap remains on track, with sampling of our AI-native Astra SR-Series microcontrollers for emerging Edge AI applications expected to begin this fall. We are excited about the pending merger with onsemi, which we believe brings together highly complementary product portfolios and benefits from onsemi's manufacturing scale, global customer relationships, and extensive distribution network, anticipated to expand market opportunities, accelerate growth, and deliver greater value to customers and shareholders."

Pending Acquisition by onsemi
As previously announced, on June 25, 2026, onsemi and Synaptics entered into a definitive agreement under which onsemi agreed to acquire Synaptics in an all-stock transaction. Due to the pending transaction, Synaptics will not host a quarterly earnings conference call or provide a forward-looking financial outlook.

This press release will be available on the company’s website at https://investor.synaptics.com/

About Synaptics Incorporated:
Synaptics (Nasdaq: SYNA) is driving innovation in AI at the Edge, bringing AI closer to end users and transforming how we engage with intelligent connected devices, whether at home, at work, or on the move. As a go-to partner for forward-thinking product innovators, Synaptics powers the future with its cutting-edge Synaptics Astra™ AI-Native embedded compute, wireless connectivity, and multimodal sensing solutions. We’re making the digital experience smarter, faster, more intuitive, secure, and seamless. From touch, display, and biometrics to AI-driven wireless connectivity, video, vision, audio, speech, and security processing, Synaptics is a force behind the next generation of technology enhancing how we live, work, and play.
Follow Synaptics on LinkedIn, Facebook, Instagram, and YouTube, or visit www.synaptics.com.

Use of Non-GAAP Financial Information
In evaluating its business, Synaptics considers and uses Non-GAAP Net Income, which we define as net income excluding share-based compensation, acquisition-related costs, and certain other non-cash or recurring and non-recurring items the company does not believe are indicative of its core operating performance, as a supplemental measure of operating performance. Non-GAAP Net Income is not a measurement of the company’s financial performance under GAAP and should not be considered as an alternative to GAAP Net Income. The company presents Non-GAAP Net Income because it considers it an important supplemental measure of its performance since it facilitates operating performance comparisons from period to period by eliminating potential differences in net income caused by the existence and timing of share-based compensation charges, acquisition and integration-related costs, restructuring costs, and certain other non-cash or recurring and non-recurring items. Non-GAAP Net Income has limitations as an analytical tool and should not be considered in isolation or as a substitute for the company’s GAAP Net Income. The principal limitations of this measure are that it does not reflect the company’s actual expenses and may thus have the effect of inflating its net income and net income per share as compared to its operating results reported under GAAP. In addition, the company presents components of Non-GAAP Net Income, such as Non-GAAP Gross Margin, Non-GAAP operating expenses, Non-GAAP operating margin and Non-GAAP net income per share, for similar reasons.
As presented in the “Reconciliation of GAAP Financial Measures to Non-GAAP Financial Measures” tables that follow, Non-GAAP Net Income and each of the other Non-GAAP financial measures excludes one or more of the following items:
Acquisition and integration related costs
Acquisition and integration related costs primarily consist of:

•amortization of purchased intangibles, which include acquired intangibles such as developed technology, customer relationships, trademarks, backlog, licensed technology, patents, and in-process technology when post-acquisition development is determined to be substantively complete;
•inventory fair value adjustments affecting the carrying value of inventory acquired in an acquisition;
•transitory post-acquisition incentive programs negotiated in connection with an acquired business or designed to encourage post-acquisition retention of key employees;
•legal and consulting costs directly associated with acquisitions, potential acquisitions and refinancing costs, including non-recurring acquisition related costs and services; and
•Costs incurred in the period in connection with the proposed merger with onsemi.

These acquisition and integration-related costs are not factored into the company’s evaluation of its ongoing business operating performance or potential acquisitions, as they are not considered as part of the company’s principal operations. Further, the amount of these costs can vary significantly from period to period based on the terms of an earn-out arrangement, revisions to assumptions that went into developing the estimate of the contingent consideration associated with an earn-out arrangement, the size and timing of an acquisition, the lives assigned to the acquired intangible assets, and the maturity of the business acquired. Excluding acquisition related costs from Non-GAAP measures provides investors with a basis to compare Synaptics against the performance of other companies without the variability and potential earnings volatility associated with purchase accounting and acquisition-related items.

Share-based compensation
Share-based compensation expense relates to employee equity award programs and the vesting of the underlying awards, which includes stock options, deferred stock units, market stock units, performance stock units, phantom stock units and the employee stock purchase plan. Share-based compensation settled with stock, which includes stock options, deferred stock units, market stock units, performance stock units and the employee stock purchase plan, is a non-cash expense, while share-based compensation settled with cash, which includes phantom stock units, is a cash expense. Settlement of all employee equity award programs, whether settled with cash or stock, varies in amount from period to period and is dependent on market forces that are often beyond the company’s control. As a result, the company excludes share-based compensation from its internal operating forecasts and models. The company believes that Non-GAAP measures reflecting adjustments for share-based compensation provide investors with a basis to compare the company’s principal operating performance against the performance of peer companies without the variability created by share-based compensation resulting from the variety of equity-linked compensatory awards used by other companies and the varying methodologies and assumptions used.

Restructuring costs
Restructuring costs are costs incurred to address cost structure inefficiencies of acquired or existing business operations and consist primarily of employee termination, asset disposal and office closure costs, including the reversal of such costs. As a result, the company excludes restructuring costs from its internal operating forecasts and models when evaluating its ongoing business performance. The company believes that Non-GAAP measures reflecting adjustments for restructuring costs provide investors with a basis to compare the company’s principal operating performance against the performance of other companies without the variability created by restructuring costs designed to address cost structure inefficiencies of acquired or existing business operations.

Legal settlement accruals and other
Legal settlement accruals and other represent our estimated cost of settling legal claims and any obligations to indemnify a counterparty against third party claims that are unusual or infrequent. As a result, the company will exclude these settlement charges from its internal operating forecasts and models when evaluating its ongoing business performance. The company believes that Non-GAAP measures reflecting an adjustment for settlement charges provide investors with a basis to compare the company’s principal operating performance against the performance of other companies without the variability created by unusual or infrequent settlement accruals designed to address non-recurring or non-routine costs.

Intangible asset impairment
Intangible asset impairment charge represents the excess carrying value of an indefinite-lived asset over its fair value. The intangible asset impairment charge is a non-cash charge. The company excludes intangible asset impairment charge from its internal operating forecasts and models when evaluating its ongoing business performance. The company believes that Non-GAAP measures, reflecting adjustments for intangible asset impairment charge, provide investors with a basis to compare the company’s principal operating performance against the performance of other companies without the variability created by the intangible asset impairment charge.

Loss on early extinguishment of debt
Loss on early extinguishment of debt represents a non-cash item based on the difference between the carrying value of the debt and the fair value of the debt when extinguished. Loss on early extinguishment of debt is excluded from Non-GAAP results as it is non-cash. Excluding loss on early extinguishment of debt from Non-GAAP measures provides investors with a basis to compare Synaptics against the performance of other companies without the variability associated with loss on early extinguishment of debt.

Other non-cash items
Other non-cash items include non-cash amortization of debt discount and issuance costs. These items are excluded from Non-GAAP results as they are non-cash. Excluding other non-cash items from Non-GAAP measures provides investors with a basis to compare Synaptics against the performance of other companies without the variability associated with other non-cash items.

Other miscellaneous income/expense
Other miscellaneous expense, net items include funds previously paid to third parties refunded back to the company and cost method investment impairment charge. These miscellaneous items are excluded from our non-GAAP results because they are not indicative of the company’s core operating performance. Management believes that adjusting for these items enhances investors’ ability to meaningfully compare the company’s ongoing financial performance with that of other companies by removing variability caused by infrequent or non-routine personnel-related costs.

Non-GAAP tax adjustments
The company forecasts its long-term Non-GAAP tax rate in order to provide investors with improved long-term modeling accuracy and consistency across financial reporting periods by eliminating the effects of certain items in our Non-GAAP net income and Non-GAAP net income per share, including the type and amount of share-based compensation, the taxation of post-acquisition intercompany intellectual property cross-licensing or transfer transactions, a non-cash tax expense related to the establishment of a full valuation allowance against U.S. deferred tax assets and the impact of other acquisition items that may or may not be tax deductible.
The company intends to evaluate its long-term Non-GAAP tax rate annually for significant events, including material tax law changes in the major tax jurisdictions in which the company operates, corporate organizational changes related to acquisitions or tax planning opportunities, and substantive changes in our geographic earnings mix.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains statements that are not historical facts but rather forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the safe harbors created under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. Forward-looking statements reflect the company’s current expectations and projections including those relating to the proposed merger with onsemi, and expectations and projections relating to the company's financial condition, results of operations, plans, objectives, future performance and business, including statements regarding the company’s anticipated business trends and growth drivers in Core IoT and Edge AI, product development and integration activities, strategic and technology investments, operational discipline, backlog, demand conditions, and capital allocation initiatives. Such statements do not relate strictly to historical or current facts and may be identified by words such as “expect,” “anticipate,” “intend,” “believe,” “estimate,” “plan,” “target,” “strategy,” “continue,” “may,” "commit," “will,” “should,” variations of such words, or other words and terms of similar meaning.

All forward-looking statements are based upon the company’s current expectations or various assumptions. The company’s expectations and assumptions are expressed in good faith, and the company believes there is a reasonable basis for them. However, there can be no assurance that such forward-looking statements will materialize or prove to be correct as forward-looking statements are inherently subject to known and unknown risks, uncertainties and other factors which may cause actual future results, performance or achievements to differ materially from the future results, performance or achievements expressed in or implied by such forward-looking statements. Factors that could cause actual results to differ materially from those set out in the forward-looking statements include, but are not limited to: risks related to the completion of the proposed merger with onsemi, including the risk that required regulatory approvals or stockholder approval may not be obtained, or that customary closing conditions may not be satisfied, the timing of closing, the parties' ability to consummate the transaction, and the risk of any adverse developments that could affect the likelihood of closing; uncertainties regarding the combined company's ability to achieve the anticipated benefits, synergies, cost savings and expense reductions from the merger; global macroeconomic and geopolitical conditions, including trade tensions, tariffs, inflation, military conflicts (such as those involving the United States, Russia, Ukraine, Israel, Iran and other countries in the Middle East and beyond), and market volatility, any of which may adversely affect customer demand for our products, purchasing behavior, supply chain disruptions, increased costs, and operational adjustments (such as reductions in force); the company’s ability to successfully execute on its strategies, including new product introductions, acquisitions and strategic partnerships; manufacturing and supply chain risks, including the company’s dependence on third parties to maintain satisfactory manufacturing yields and deliverable schedules, constraints or imbalances in the availability of critical components (including memory components used in combination with our products) or delays from third-party foundries and assemblers; risks related to customer concentration, inventory corrections, or changes in end-market adoption trends; the company’s dependence on one or more large customers, including risks relating to the loss or non-renewal of contracts with key customers; the company’s exposure to industry downturns and cyclicality in its target markets; expectations related to our financial performance for the upcoming quarter, including expected revenue contribution, growth, demand, or mix from Core IoT, Enterprise and Automotive markets, and other product categories or end markets; inflationary pressures, fluctuating interest rates, and exchange rate volatility; the company’s ability to execute on its cost reduction initiatives and to achieve expected synergies and expense reductions; the company’s ability to maintain and build relationships with its customers; the company’s indemnification obligations for any third party claims; risks associated with leadership transitions, including continuity and retention of key technical or managerial personnel; risks related to our ability to deliver expected financial or strategic benefits from investing in growth while simultaneously returning capital to stockholders through share repurchases; and other risks as identified in the “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business” sections of the company’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q; and other risks as identified from time to time in the company’s Securities and Exchange Commission reports.

Forward-looking statements contained in this press release are based on information available to the company as of the date of hereof, and the company assumes no obligation to update publicly or revise any forward-looking statements in light of new information or future events, except as required by law.

Synaptics and the Synaptics logo are trademarks of Synaptics in the United States and/or other countries. All other marks are the property of their respective owners.

For more information, please contact:
Munjal Shah
Head of Investor Relations
+1-408-518-7639
munjal.shah@synaptics.com

SYNAPTICS INCORPORATED
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions)
(Unaudited)

	June 2026	June 2025
ASSETS
Current assets:
Cash and cash equivalents	$442.5	$391.5
Short-term investments	—	61.0
Accounts receivable, net	164.0	130.3
Inventories	156.4	139.5
Prepaid expenses and other current assets	24.1	29.6
Total current assets	787.0	751.9
Property and equipment, net	86.9	72.1
Goodwill	872.3	872.3
Acquired intangible assets	187.8	262.2
Deferred tax assets	6.2	408.8
Non-current other assets	161.8	217.1
Total assets	$2,102.0	$2,584.4
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$82.6	$98.5
Accrued liabilities	179.1	172.4
Current portion of debt	439.6	—
Total current liabilities	701.3	270.9
Long-term debt	397.7	834.8
Other long-term liabilities	73.5	83.8
Total liabilities	1,172.5	1,189.5
Stockholders' equity:
Common stock and additional paid-in capital	1,330.0	1,211.9
Treasury stock	(1,099.6)	(1,006.9)
Retained earnings	699.1	1,189.9
Total stockholders' equity	929.5	1,394.9
Total liabilities and stockholders’ equity	$2,102.0	$2,584.4

SYNAPTICS INCORPORATED
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In millions, except per share data)
(Unaudited)

	Three Months Ended		Year Ended
	June 2026	June 2025	June 2026	June 2025
Net revenue	$308.0	$282.8	$1,197.2	$1,074.3
Acquisition-related costs (1)	21.9	29.4	106.7	97.5
Cost of revenue	140.3	131.9	555.1	496.4
Gross margin	145.8	121.5	535.4	480.4
Operating expenses:
Research and development	97.8	93.6	381.8	346.8
Selling, general, and administrative	54.7	46.1	198.3	180.3
Acquired intangibles amortization (1)	1.9	4.6	12.3	16.7
Intangible asset impairment charges	6.8	—	6.8	13.8
Restructuring costs (2)	0.7	1.4	3.3	16.9
Total operating expenses	161.9	145.7	602.5	574.5
Operating loss	(16.1)	(24.2)	(67.1)	(94.1)
Interest expense and other, net	(7.9)	(1.6)	(12.3)	(12.9)
Loss on early extinguishment of debt	—	—	—	(6.5)
Loss before provision (benefit) for income taxes	(24.0)	(25.8)	(79.4)	(113.5)
Provision/(benefit) for income taxes (3)	423.4	(21.1)	411.4	(65.7)
Net loss	$(447.4)	$(4.7)	$(490.8)	$(47.8)
Net loss per share:
Basic	$(11.53)	$(0.12)	$(12.62)	$(1.22)
Diluted	$(11.53)	$(0.12)	$(12.62)	$(1.22)
Shares used in computing net loss per share:
Basic	38.8	38.6	38.9	39.3
Diluted	38.8	38.6	38.9	39.3
(1) These acquisition related costs and acquired intangibles amortization consist primarily of amortization associated with certain acquired intangible assets.
(2) Restructuring costs primarily include severance and lease related costs associated with operational restructurings.
(3) The tax provision for the three months and year ended June 2026 includes a $425.3 million non-cash tax expense related to the establishment of a full valuation allowance against U.S. deferred tax assets.

SYNAPTICS INCORPORATED
Reconciliation of GAAP Financial Measures to Non-GAAP Financial Measures
(In millions, except per share data)
(Unaudited)

	Three Months Ended		Year Ended
	June 2026	June 2025	June 2026	June 2025
GAAP gross margin	$145.8	$121.5	$535.4	$480.4
Acquisition and integration related costs (1)	21.9	29.3	106.7	97.5
Share-based compensation	0.3	0.4	1.2	(1.7)
Non-GAAP gross margin	$168.0	$151.2	$643.3	$576.2
GAAP gross margin - percentage of revenue (1)	47.3%	43.0%	44.7%	44.7%
Acquisition and integration related costs - percentage of revenue (1)	7.1%	10.4%	8.9%	9.1%
Share-based compensation - percentage of revenue (1)	0.1%	0.1%	0.1%	(0.2%)
Non-GAAP gross margin - percentage of revenue (1)	54.5%	53.5%	53.7%	53.6%
GAAP research and development expense	$97.8	$93.6	$381.8	$346.8
Share-based compensation	(22.1)	(20.2)	(86.8)	(68.8)
Non-GAAP research and development expense	$75.7	$73.4	$295.0	$278.0
GAAP selling, general, and administrative expense	$54.7	$46.1	$198.3	$180.3
Share-based compensation	(11.8)	(10.5)	(61.3)	(45.7)
Acquisition and integration related costs	(10.9)	(4.5)	(11.5)	(10.9)
Legal settlement accruals and other	—	—	—	(3.0)
Non-GAAP selling, general, and administrative expense	$32.0	$31.1	$125.5	$120.7
GAAP operating loss	$(16.1)	$(24.2)	$(67.1)	$(94.1)
Acquisition and integration related costs (1)	34.7	38.4	130.5	125.1
Share-based compensation	34.2	31.1	149.3	112.8
Legal settlement accruals and other	—	—	—	3.0
Intangible asset impairment	6.8	—	6.8	13.8
Restructuring costs	0.7	1.4	3.3	16.9
Non-GAAP operating income	$60.3	$46.7	$222.8	$177.5
GAAP net loss	$(447.4)	$(4.7)	$(490.8)	$(47.8)
Acquisition and integration related costs (1)	34.7	38.4	130.5	125.1
Share-based compensation	34.2	31.1	149.3	112.8
Restructuring costs	0.7	1.4	3.3	16.9
Legal settlement accruals and other	—	—	—	3.0
Intangible asset impairment	6.8	—	6.8	13.8
Loss on early extinguishment of debt	—	—	—	6.5
Other non-cash items	0.8	0.8	3.0	2.7
Other miscellaneous income/expense	5.0	—	2.7	—
Non-GAAP tax adjustments (2)	415.3	(27.5)	381.1	(89.1)
Non-GAAP net income	$50.1	$39.5	$185.9	$143.9
GAAP net loss per share	$(11.53)	$(0.12)	$(12.62)	$(1.22)
Acquisition and integration related costs	0.89	0.99	3.35	3.19
Share-based compensation	0.88	0.80	3.84	2.87
Restructuring costs	0.02	0.04	0.08	0.43
Legal settlement accruals and other	—	—	—	0.08
Intangible asset impairment	0.18	—	0.17	0.35
Loss on early extinguishment of debt	—	—	—	0.17
Other non-cash items	0.02	0.02	0.08	0.07
Other miscellaneous income/expense	0.13	—	0.07	—
Non-GAAP tax adjustments (2)	10.70	(0.70)	9.80	(2.27)
Share adjustment	(0.06)	(0.02)	(0.19)	(0.05)
Non-GAAP net income per share - diluted	$1.23	$1.01	$4.58	$3.62
Shares used in per share calculation - diluted on GAAP basis	38.8	38.6	38.9	39.3
Non-GAAP adjustment (3)	1.9	0.5	1.7	0.5
Shares used in per share calculation - diluted on non-GAAP basis	40.7	39.1	40.6	39.8

(1) Amounts and percentages may not reconcile due to rounding

(2) Non-GAAP tax adjustments includes $425.3 million non-cash tax expense for the three months and year ended June 2026 related to the establishment of a full valuation allowance against U.S. deferred tax assets

(3) The adjustment represents the net incremental dilutive shares from employee equity programs under the treasury stock method. Dilutive shares from our convertible debt instrument using the if-converted method are excluded from non-GAAP diluted share count as they are expected to be offset by the capped call transactions entered by the Company in conjunction with our 2031 Notes in order to reduce the potential dilution to the Company’s common stock upon the conversion.

SYNAPTICS INCORPORATED
CONDENSED CONSOLIDATED CASH FLOWS
(In millions)
(Unaudited)

	Year Ended
	2026	2025
Net loss	$(490.8)	$(47.8)
Non-cash operating items	728.3	219.0
Changes in working capital	(88.1)	(29.2)
Net cash provided by operating activities	149.4	142.0

Acquisition of business, net of cash and cash equivalents acquired	—	(201.1)
Purchases of short-term investments	—	(61.0)
Proceeds from maturities of investments	61.0	—
Purchase of intangible assets	—	(10.0)
Purchases of property and equipment and other	(48.0)	(25.8)
Net cash provided by (used in) investing activities	13.0	(297.9)

Proceeds from issuance of convertible senior notes, net of issuance costs	—	439.5
Payment of debt issuance costs on convertible senior notes and revolving credit facility	—	(4.4)
Payments for capped call transactions related to the convertible senior notes	—	(49.9)
Equity compensation, net	(31.2)	(5.7)
Repurchases of common stock, exclusive of excise taxes	(92.7)	(128.3)
Return of deposit from vendor	14.0	—
Repayment of debt	—	(583.5)
Other	(1.6)	0.9
Net cash used in financing activities	(111.5)	(331.4)
Effect of exchange rate changes on cash and cash equivalents	0.1	1.9
Net increase (decrease) in cash and cash equivalents	51.0	(485.4)
Cash and cash equivalents, beginning of period	391.5	876.9
Cash and cash equivalents, end of period	$442.5	$391.5

SYNAPTICS INCORPORATED
Revenue By Product Categories
(In millions)
(Unaudited)

	Three Months Ended		Year Ended
	June 2026	June 2025	June 2026	June 2025
Enterprise and Automotive product applications	$164.3	$149.6	$641.1	$610.1
Core IoT product applications	104.6	84.2	389.7	272.4
Mobile product applications	39.1	49.0	166.4	191.8
	308.0	282.8	1,197.2	1,074.3